UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com

//FOR IMMEDIATE RELEASE// Contact: Pam Blase: 816.860.5606

Investor Relations Contact: Kay McMillan, 816.860.7106

UMB Financial Corporation Reports Record First Quarter 2012 Earnings of $46.4 Million, an Increase of 50.2 Percent

Selected first quarter financial highlights:

Average loans increased 9.1 percent to $5.1 billion

Net loan charge-offs decreased from 0.73 percent to 0.24 percent of loans Noninterest income increased 22.8 percent and was 62.6 percent of total revenue Total company assets under management increased by 11.0 percent to $31.3 billion Tier 1 capital ratio remains strong at 11.34 percent

Kansas City, Mo. (April 24, 2012) – UMB Financial Corporation (NASDAQ: UMBF), a diversified financial holding company, announced earnings for the three months ended March 31, 2012 of $46.4 million or $1.16 per share ($1.15 diluted). This is an increase of $15.5 million, or 50.2 percent, compared to first quarter 2011 earnings of $30.9 million or $0.77 per share ($0.76 diluted).

“2012 is off to a very good start with record revenue, strong performance by our businesses, and industry-leading credit quality,” said Mariner Kemper, Chairman and Chief Executive Officer. “While net interest income was flat for the quarter when compared to the first quarter of 2011, noninterest income was up 22.8 percent, providing 62.6 percent of total revenue for the quarter, another record for the company. This marks the eighth consecutive quarter of loan growth for the company, with end of period loans growing 10.4 percent compared to the same period last year. Compared to the industry, the more than 1,500 regulated depositories that had announced first quarter results as of April 23 reported a median decrease in loan balances of 0.38 percent. Our already strong credit quality continued to improve during the quarter, with nonperforming loans of 0.50, when the industry average at year-end was 3.4 percent.”

Net Interest Income and Margin

Net interest income for the first quarter of 2012 increased $0.6 million, or 0.8 percent, compared to the same period in 2011. Average earning assets increased by $671.0 million, or 5.8 percent, compared to the first quarter of 2011. This increase was due to a $490.4 million, or 8.7 percent, increase in average total securities, including trading securities and a $420.1 million, or 9.1 percent, increase in average loans offset by a $233.1 million decrease in average interest bearing due from banks. Net interest margin decreased 15 basis points to 2.75 percent for the three months ended March 31, 2012 compared to the same quarter in 2011.

Noninterest Income and Expense

Noninterest income increased $24.6 million, or 22.8 percent, for the three months ended March 31, 2012 compared to the same period in 2011. This increase is partially attributed to increased trust and securities processing income of $3.0 million, or 5.8 percent, for the three months ended March 31, 2012 compared to the same period in 2011. The increase in trust and securities processing income was primarily due to a $0.8 million, or 5.4 percent, increase in advisory fee income from the Scout Funds; a $1.4 million, or 8.1 percent, increase in fund administration and custody services; and a $0.9 million, or 5.5 percent, increase in fees related to institutional and personal investment management services. Other noninterest income increased $10.2 million, or 343.7 percent, primarily driven by an $8.2 million adjustment in contingent consideration liabilities on acquisitions. These adjustments were due to the adoption of new accounting guidance related to fair value measurements and changes in cash flow projections. In addition, gains of $16.5 million on securities available for sale were recognized in the first quarter of 2012 compared to $7.5 million during the same period in 2011.

Noninterest expense increased $6.4 million, or 4.7 percent, for the three months ended March 31, 2012 compared to the same period in 2011. This increase is driven by higher salary and benefits expense of $7.0 million, or 9.6 percent. This increase is due to increases in salaries and wages of $4.0 million, or 9.1 percent, a $1.7 million, or 11.8 percent, increase in commissions and bonuses, and a $1.3 million, or 8.9 percent, increase in employee benefits expense. This increase is offset by a decrease in regulatory fees of $1.3 million, or 34.9 percent, compared to the three months ended March 31, 2011 driven by a reduction in FDIC insurance premiums.

“The growth in noninterest income was propelled by strong growth in numerous key drivers,” said Peter deSilva, President and Chief Operating Officer. “First, our Institutional Investment Management segment experienced record net flows in excess of $1.5 billion, giving us an overall flow rate of 7.8 percent for the quarter. Strong net flows occurred in both separate accounts and the Scout mutual funds. The Asset Servicing segment completed the quarter with numerous new client wins in the alternative investments and mutual fund space. During the quarter, assets under administration grew by 11.7 percent buoyed by new sales and positive equity market performance. Our Payment Solutions segment, comprised of our card and payments platform businesses, achieved strong growth as total credit and debit card purchase volume expanded by 16.8 percent versus the first quarter of 2011. Spending on healthcare cards grew by 33.2 percent, which propelled a 29 percent growth in healthcare interchange as compared to the prior year. Finally the UMB Bank wealth management platform continued to expand with assets under management exceeding $8.6 billion, which when combined with Scout, increased total company assets under management to over $31 billion at the end of the quarter.”

Balance Sheet

Average total assets for the three months ended March 31, 2012 were $13.3 billion compared to $12.6 billion for the same period in 2011, an increase of $692.3 million, or 5.5 percent. Average earning assets increased by $671.0 million for the period, or 5.8 percent.

Average loan balances for the three months ended March 31, 2012 increased $420.1 million, or 9.1 percent, to $5.1 billion compared to the same period in 2011. Actual loan balances on March 31, 2012 were $5.1 billion, an increase of $476.9 million, or 10.2 percent, compared to March 31, 2011. This increase was primarily driven by an increase in commercial loans of $427.5 million, or 20.9 percent.

Nonperforming loans increased to $25.7 million on March 31, 2012 from $19.2 million on March 31, 2011. As a percentage of loans, nonperforming loans increased to 0.50 percent as of March 31, 2012 compared to 0.41 percent on March 31, 2011. Nonperforming loans are defined as nonaccrual loans and restructured loans. The company’s allowance for loan losses totaled $73.5 million, or 1.43 percent of loans, as of March 31, 2012 compared to $72.7 million, or 1.56 percent of loans, as of March 31, 2011.

For the three months ended March 31, 2012, average securities, including trading securities, totaled $6.2 billion. This is an increase of $490.4 million, or 8.7 percent, from the same period in 2011.

Average total deposits increased $799.8 million, or 8.4 percent, to $10.3 billion for the three months ended March 31, 2012 compared to the same period in 2011. Average noninterest-bearing demand deposits increased $918.2 million, or 29.9 percent, compared to 2011. Average interest-bearing deposits decreased by $118.4 million, or 1.8 percent, in 2012 as compared to 2011. Total deposits as of March 31, 2012 were $10.7 billion, compared to $10.4 billion as of March 31, 2011, a 3.6 percent increase. Also, as of March 31, 2012, noninterest-bearing demand deposits were 40.1 percent of total deposits.

“Average deposits increased 8.4 percent during the first quarter of 2012,” said Mike Hagedorn, Chief Financial Officer. “Deposit growth continues to be a reflection of the strength and stability of our balance sheet, but also puts downward pressure on net interest margin. The quality of our investment portfolio allowed us to harvest $16.5 million in pre-tax gains on the sale of securities during the quarter, supplementing our interest income in a difficult rate environment. In addition, average shareholder equity has increased by 38.8 percent since the beginning of 2008, demonstrating our ability to grow equity without any dilutive capital actions.”

As of March 31, 2012, UMB had total shareholders’ equity of $1.2 billion, an increase of 12.4 percent as compared to the same period in 2011.

Conference Call

The company plans to host a conference call to discuss its 2012 first quarter earnings results on April 25, 2012, at 8:30 a.m. (CST).

Interested parties may access the call by dialing (toll-free) 877-941-8609 or (U.S.) 480-629-9692. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link: https://event.on24.com/eventRegistration/EventLobbyServlet?target=registration.jsp&eventid=44 9304&sessionid=1&key=2A43D3F199FD4E0E1A6BD6A9F6917218&sourcepage=register

A replay of the conference call may be heard until May 9, 2012 by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4529910. The call replay may also be accessed via the company's website, umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to commercial, institutional and personal customers nationwide. Its banking subsidiaries own and operate banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBBank.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	March 31,
Assets	2012	2011

Loans	$5,144,766	$4,667,862
Allowance for loan losses	(73,486)	(72,718)

Net loans	5,071,280	4,595,144

Loans held for sale	10,162	6,446
Investment securities:
Available for sale	6,200,456	5,604,318
Held to maturity	96,882	68,161
Trading securities	68,696	54,060
Federal Reserve Bank Stock and other	21,882	22,772

Total investment securities	6,387,916	5,749,311

Federal funds and resell agreements	9,663	3,793
Interest-bearing due from banks	1,058,284	2,012,990
Cash and due from banks	403,575	309,741
Bank premises and equipment, net	227,910	219,438
Accrued income	73,943	73,750
Goodwill	211,114	211,114
Other intangibles	80,337	88,291
Other assets	106,973	82,302

Total assets	$13,641,157	$13,352,320

Liabilities
Deposits:
Noninterest-bearing demand	$4,305,742	$3,627,918
Interest-bearing demand and savings	5,168,454	5,294,235
Time deposits under $100,000	590,214	673,775
Time deposits of $100,000 or more	683,583	776,828

Total deposits	10,747,993	10,372,756

Federal funds and repurchase agreements	1,502,705	1,687,352
Short-term debt	10,000	23,862
Long-term debt	5,423	7,718
Accrued expenses and taxes	148,199	145,112
Other liabilities	14,166	36,531

Total liabilities	12,428,486	12,273,331

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	722,977	718,158
Retained earnings	735,978	646,383
Accumulated other comprehensive income	63,868	19,811
Treasury stock	(365,209)	(360,420)

Total shareholders' equity	1,212,671	1,078,989

Total liabilities and shareholders' equity	$13,641,157	$13,352,320

Consolidated Statements of Income	UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
Interest Income	2012	2011

Loans	$54,055	$53,989
Securities:
Taxable interest	20,129	22,308
Tax-exempt interest	9,375	8,238

Total securities income	29,504	30,546
Federal funds sold and resell agreements	16	15
Interest-bearing due from banks	835	1,162
Trading securities	323	261

Total interest income	84,733	85,973

Interest Expense
Deposits	4,988	6,666
Federal funds purchased and repurchase agreements	439	668
Other	217	191

Total interest expense	5,644	7,525

Net interest income	79,089	78,448
Provision for loan losses	4,500	7,100

Net interest income after provision for loan losses	74,589	71,348

Noninterest Income
Trust and securities processing	54,710	51,727
Trading and investment banking	9,678	9,019
Service charges on deposit accounts	20,011	18,608
Insurance fees and commissions	1,009	1,204
Brokerage fees	2,514	2,341
Bankcard fees	14,735	14,442
Gains on sales of securities available for sale, net	16,541	7,456
Other	13,103	2,953

Total noninterest income	132,301	107,750

Noninterest Expense
Salaries and employee benefits	79,914	72,900
Occupancy, net	9,278	9,605
Equipment	10,665	10,936
Supplies and services	5,043	5,580
Marketing and business development	4,260	4,122
Processing fees	12,816	12,173
Legal and consulting	3,515	2,617
Bankcard	4,242	3,852
Amortization of other intangible assets	3,852	4,006
Regulatory fees	2,419	3,716
Other	5,900	6,009

Total noninterest expense	141,904	135,516

Income before income taxes	64,986	43,582
Income tax expense	18,619	12,712

Net income	$46,367	$30,870

Per Share Data
Net income - basic	$1.16	$0.77
Net income – diluted	1.15	0.76
Dividends	0.205	0.195
Weighted average shares outstanding	40,025,456	40,070,399

Condensed Statements of Consolidated Comprehensive Income	UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)
	Three Months Ended March 31,
	2012	2011

Net Income	$ 46,367	$30,870
Other comprehensive income, net of tax:
Unrealized gains on securities:
Change in unrealized holding gains, net	(10,616)	(1,490)
Less: Reclassifications adjustment for gains included in net income	(16,541)	(7,456)

Change in unrealized gains on securities during the period	$ (27,157)	$(8,946)
Income tax benefit	9,926	3,292

Other comprehensive loss	$ (17,231)	$(5,654)

Comprehensive income	$ 29,136	$25,216

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2011	$55,057	$718,306	$623,415	$25,465	$(361,383)	$1,060,860
Total comprehensive income			30,870	(5,654)		25,216
Cash dividends ($0.195 per share)	-	-	(7,902)	-	-	(7,902)
Purchase of treasury stock	-	-	-	-	(1,373)	(1,373)
Issuance of equity awards	-	(1,918)	-	-	2,157	239
Recognition of equity based
compensation	-	1,553	-	-	-	1,553
Net tax benefit related to equity
compensation plans	-	127	-	-	-	127
Sale of treasury stock	-	21	-	-	18	39
Exercise of stock options	-	69	-	-	161	230

Balance – March 31, 2011	$55,057	$718,158	$646,383	$19,811	$(360,420)	$1,078,989

Balance - January 1, 2012	$55,057	$723,299	$697,923	$81,099	$(366,246)	$1,191,132
Total comprehensive income			46,367	(17,231)		29,136
Cash dividends ($0.205 per share)	-	-	(8,312)	-	-	(8,312)
Purchase of treasury stock	-	-	-	-	(2,666)	(2,666)
Issuance of equity awards	-	(2,737)	-	-	2,982	245
Recognition of equity based
compensation	-	1,712	-	-	-	1,712
Net tax benefit related to equity
compensation plans	-	84	-	-	-	84
Sale of treasury stock	-	105	-	-	102	207
Exercise of stock options	-	514	-	-	619	1,133

Balance – March 31, 2012	$55,057	$722,977	$735,978	$63,868	$(365,209)	$1,212,671

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended March 31,
	2012		2011

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$5,052,663	4.31%	$4,632,581	4.74%
Securities:
Taxable	4,342,151	1.86	4,288,742	2.11
Tax-exempt	1,764,958	3.25	1,325,316	3.84

Total securities	6,107,109	2.26	5,614,058	2.52
Federal funds and resell agreements	19,532	0.33	25,916	0.23
Interest-bearing due from banks	1,043,014	0.32	1,276,091	0.37
Trading securities	52,193	2.64	54,827	2.14

Total earning assets	12,274,511	2.94	11,603,473	3.16
Allowance for loan losses	(72,395)		(75,096)
Other assets	1,095,799		1,077,259

Total assets	$13,297,915		$12,605,636

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,317,146	0.32%	$6,435,500	0.42%
Federal funds and repurchase agreements	1,572,427	0.11	1,824,087	0.15
Borrowed funds	16,934	5.15	36,012	2.16

Total interest-bearing liabilities	7,906,507	0.29	8,295,599	0.37
Noninterest-bearing demand deposits	3,985,085		3,066,930
Other liabilities	192,769		167,006
Shareholders' equity	1,213,554		1,076,101

Total liabilities and shareholders' equity	$13,297,915		$12,605,636

Net interest spread		2.65%		2.79%
Net interest margin		2.75		2.90

FIRST QUARTER 2012
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Three Months Ended March 31	2012	2011

Net interest income	$79,089	$78,448
Provision for loan losses	4,500	7,100
Noninterest income	132,301	107,750
Noninterest expense	141,904	135,516
Income before income taxes	64,986	43,582
Net income	46,367	30,870
Net income per share - Basic	1.16	0.77
Net income per share - Diluted	1.15	0.76
Return on average assets	1.40%	0.99%
Return on average equity	15.37%	11.63%

At March 31

Assets	$13,641,157	$13,352,320
Loans, net of unearned interest	5,144,766	4,667,862
Securities	6,387,916	5,749,311
Deposits	10,747,993	10,372,756
Shareholders' equity	1,212,671	1,078,989
Book value per share	29.90	26.62
Market price per share	44.74	37.37
Equity to assets	8.89%	8.08%
Allowance for loan losses	$73,486	$72,718
As a % of loans	1.43%	1.56%
Nonaccrual and restructured loans	$25,722	$19,161
As a % of loans	0.50%	0.41%
Loans over 90 days past due	$4,926	$7,263
As a % of loans	0.10%	0.16%
Other real estate owned	$5,646	$4,116
Net loan charge-offs quarter-to-date	$3,031	$8,334
As a % of average loans	0.24%	0.73%

Common shares outstanding	40,563,322	40,526,355

Average Balances
Three Months Ended March 31

Assets	$13,297,916	$12,605,636
Loans, net of unearned interest	5,052,663	4,632,581
Securities	6,159,302	5,668,885
Deposits	10,302,231	9,502,430
Shareholders' equity	1,213,554	1,076,101